Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States 大成 Salans FMC SNR Denton McKenna Long dentons.com

May 10, 2017

Amber Road, Inc.
One Meadowlands Plaza
East Rutherford, NJ 07073

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Amber Road, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance from time to time of 4,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2012 Omnibus Incentive Compensation Plan, as amended (the “2012 Plan”) on a Registration Statement on Form S-8 being filed on the date hereof by the Company with the U.S Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement, as it may be amended, the “Registration Statement”).

We are delivering this opinion to you in accordance with your request and in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

1.	the Registration Statement;

2.	the Certificate of Incorporation of the Company, as amended and restated to date;

3.	the By-Laws of the Company, as amended and restated to date;

4.	the 2012 Plan;

5.	corporate proceedings of the Company relating to its proposed issuance of the Shares; and

6.	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

Based on the foregoing, and in reliance thereon, we are of the opinion, having due regard for such legal considerations as we deem relevant, that the Shares, when issued and paid for in accordance with the terms of the 2012 Plan, will be validly issued, fully paid and non-assessable.

This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned, however, we hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP
Dentons US LLP